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                                                                  Exhibit 23.1



                    [Hannis T. Bourgeois, L.L.P. Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent pubic accountants, we hereby consent to the use of our report dated January 13, 1998, except as to Note 21, which is as of February 25, 1998 on the financial statements of Ponchatoula Homestead Savings, F.A. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 and to the references to our firm included in Amendment No. 1 to Form AC and Amendment No. 2 to Form SB-2 filed on or about May 11, 1998.

      We also consent to our opinion letter dated April 1, 1998 as to the state income tax consequences being included as an exhibit to the Form AC and the Form SB-2 and to the summary of the opinion included in such filings.


                                               /s/ Hannis T. Bourgeois, L.L.P.
                                               HANNIS T. BOURGEOIS, L.L.P.

 May 11, 1998